Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 of our report dated November 18, 2013 relating to the consolidated financial statements of GW Pharmaceuticals plc and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE LLP

Reading, United Kingdom

 January 6, 2014